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                                                                    Exhibit 10.3

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.
                            CAPITAL ACCUMULATION PLAN
                     (as amended through February 19, 2003)

Section 1.        Purpose of the Plan.

                  The purpose of the Platinum Capital Accumulation Plan (the "Plan") is to align the interests of officers and employees with those of the shareholders by promoting ownership of Common Shares by these individuals by payment of a portion of their annual bonus compensation in the form of restricted Common Shares, share units or options to purchase Common Shares. The Plan has been amended by the Board as set forth herein through February 19, 2003.

Section 2.        Definitions.

                  Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

                  (a) "Annual Bonus Compensation" mean the dollar amount of the bonus compensation earned by an Eligible Person for any year in which the Plan is in effect under any bonus or incentive compensation plan of the Company or any Subsidiary.

                  (b) "Award" means an award of Restricted Shares, Share Units, Options or any combination thereof granted under the Plan.

                  (c) "Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

                  (d) "Board" means the Board of Directors of the Company.

                  (e) "Change in Control" shall have the meaning set forth for such term in the Share Incentive Plan.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

                  (g) "Committee" shall have the meaning specified in Section 5(a) hereof.

                  (h) "Common Shares" means the common shares of the Company, par value $0.01 per share.

                  (i) "Company" means Platinum Underwriters Holdings, Ltd., a Bermuda corporation.
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                  (j) "Date of Grant" means the date as of which an Award is effective in accordance with the terms of the Plan.

                  (k) "Eligible Person" means any person who is an officer, employee or consultant of the Company or any Subsidiary who is entitled to receive an award under any bonus or incentive compensation plan of the Company or any Subsidiary.

                  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (m) "Fair Market Value" of Common Shares as of a given date means the closing sales price of Common Shares on the New York Stock Exchange or other exchange or securities market as reflected on the composite index on the trading day immediately preceding the date as of which Fair Market Value is to be determined, or in the absence of any reported sales of Common Shares on such date, on the first preceding date on which any such sale shall have been reported. If the Common Shares are not listed on the New York Stock Exchange or other exchange or securities market on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

                  (n) "Option" means an option to purchase Common Shares that is not incentive stock option under Section 422 of the Code, including any Reload Option.

                  (o) "Participant" means an Eligible Person designated by the Committee to receive an Award under the Plan.

                  (p) "Reload Option" shall have the meaning specified in
Section 8(e) hereof.

                  (q) "Restricted Shares" means Common Shares that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied, as described in Section 6 hereof.

                  (r) "Share Incentive Plan" means the Company's 2002 Share Incentive Plan, as amended from time to time.

                  (s) "Share Unit" means a hypothetical unit of value equal to the Fair Market Value of a Common Share that is subject to forfeiture until specific conditions established by the Committee are satisfied, as described in
Section 7 hereof.

                  (t) "Subsidiary" means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee.

Section 3.        Eligibility and Participation.

                  Any Eligible Person may be designated by the Committee for participation in the Plan, based on any such criteria as the Committee determines appropriate, such as


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title or salary grade, threshold bonus level, or any other criteria. Upon designation by the Committee, participation in the Plan is generally mandatory, although the Committee, in its sole discretion, may in certain circumstances make participation elective. As set forth in Sections 6, 7 and 8 below, a Participant will receive an Award of Restricted Shares, Share Units or, if permitted by the Committee and so elected by the Participant, Options, in respect of a portion of his Annual Bonus Compensation. The determinations to be made by the Committee hereunder may be made at any time prior to the payment of the Annual Bonus Compensation to the Participant.

Section 4.        Common Shares Subject to the Plan.

                  (a) Number of Shares. All Common Shares subject to Awards under the Plan shall be charged against the share limits under Sections 3.1, 6.1 and 8.1 of the Share Incentive Plan, as adjusted under the terms of the Share Incentive Plan. To the extent that any Award under the Plan is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the Common Shares covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan and the Share Incentive Plan pursuant to such limitations.

                  (b) Adjustments. If there shall occur any recapitalization, reclassification, share dividend, share split, reverse share split, or other distribution with respect to the Common Shares, or other change in corporate structure affecting the Common Shares, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the number and kind of shares of Common Shares subject to then outstanding Awards, (ii) the exercise price for each share subject to then outstanding Options, or (iii) any other terms of an Award that are affected by the event. In the event of any merger, consolidation, reorganization, amalgamation or similar corporate event in which Common Shares are to be exchanged for payment of cash (the "Cash Consideration"), the Committee may, in its discretion, (a) make equitable adjustments as provided above, or (b) cancel any outstanding Award in exchange for payment in cash, if any, equal to the excess of the Cash Consideration for the shares underlying such Award over the exercise price, if any, for such shares.

Section 5.        Administration.

                  (a) Committee Members. The Plan shall be administered by a committee comprised of no fewer than two members of the Board (the "Committee"). Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act and of an "outside director" under
Section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in


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the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

                  (b) Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons who shall participate in the Plan, the number of shares subject to each Award, the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

                  (c) Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards awarded under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards awarded to any member of the Board or any Participant who the Committee determines may be covered by Rule 16b under the Exchange Act or
Section 162(m) of the Code.

Section 6.        Restricted Shares.

                  (a) Award of Restricted Shares. If so determined by the Committee in its sole discretion, a portion of each Participant's Annual Bonus Compensation shall be paid in the form of an Award of Restricted Shares. In order to reflect the impact of the restrictions on the value of the Restricted Shares, as well as the possibility of forfeiture of Restricted Shares, in determining the number of Restricted Shares to be awarded, the Fair Market Value of Common Shares may be discounted at a rate, to be determined by the Committee, of not greater than 25 percent. The dollar value of the portion of a Participant's Annual Bonus Compensation to be paid in an Award of Restricted Shares will be divided by the Fair Market Value (or the discounted market value, as determined by the Committee) to determine the number of Restricted Shares in an Award. The value of fractional shares will be paid in cash. Each Award of Restricted Shares will be evidenced by an Award Agreement as described in
Section 10(a) hereof.

                  (b) Vesting Requirements. Unless another vesting schedule is specified by the Committee, the restrictions imposed on Restricted Shares awarded hereunder shall lapse on the second anniversary of the Date of Grant of the Award, provided that the Participant has been continuously employed by the Company or its Subsidiaries from the Date of Grant until such date. The Committee, in its sole discretion, may provide in an Award Agreement for any other vesting requirements with respect to the Restricted Shares, including, without limitation, a longer employment period or the attainment of specified business goals or measures established by the Committee. The Committee, in its sole discretion, may provide in an Award Agreement


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that restrictions on the Restricted Shares will lapse upon the occurrence of certain events, such as the death, disability or retirement of a Participant, or upon a Change in Control. The Committee may also remove the restrictions on the Restricted Shares at any time.

                  (c) Restrictions. Restricted Shares may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired in accordance with the vesting requirements of the Award. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the Restricted Shares will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject Restricted Shares being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the Restricted Shares bear a legend making appropriate reference to the restrictions imposed.

                  (d) Rights as Shareholder. Subject to the foregoing provisions of this Section 6 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to the Restricted Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Award of Restricted Shares is granted.

                  (e) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to Restricted Shares, the Participant shall be required to promptly file a copy of such election with the Company.

Section 7.        Share Units.

                  (a) Award of Share Units. If so determined by the Committee in its sole discretion, a portion of each Participant's Annual Bonus Compensation shall be paid in the form of an Award of Share Units. In order to reflect the impact of the restrictions on the value of the Share Units, as well as the possibility of forfeiture of Share Units, in determining the number of Share Units to be awarded, the Fair Market Value of Common Shares underlying the Share Units may be discounted at a rate, to be determined by the Committee, of not greater than 25 percent. The dollar value of the portion of a Participant's Annual Bonus Compensation to be paid in an Award of Share Units will be divided by the Fair Market Value (or the discounted market value, as determined by the Committee) to determine the number of Share Units in an Award. The value of fractional shares will be paid in cash. Each Award of Share Units will be evidenced by an Award Agreement as described in Section 10(a) hereof.

                  (b) Vesting Requirements. Unless another vesting schedule is specified by the Committee, Share Units shall vest on the second anniversary of the Date of Grant of the Award, provided that the Participant has been continuously employed by the Company or its Subsidiaries from the Date of Grant until such date. The Committee, in its sole discretion, may provide in an Award Agreement for any other vesting


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requirements with respect to the Share Unit Award, including, without limitation, a longer employment period or the attainment of specified business goals or measures established by the Committee. The Committee, in its sole discretion, may provide in an Award Agreement for any other vesting requirements with respect to the Share Units, including, without limitation, a longer employment period or the attainment of specified business goals or measures established by the Committee. The Committee, in its sole discretion, may provide in an Award Agreement that the Share Units shall vest upon the occurrence of certain events, such as the death, disability or retirement of a Participant, or upon a Change in Control. The Committee may also accelerate the vesting of a Share Unit Award at any time.

                  (c) Dividend Equivalent Rights. As of any date that cash dividends are paid with respect to the Common Shares from time to time, a Participant shall be credited with an additional number of Share Units determined by dividing (A) the aggregate dollar amount of the dividends that would have been paid on the Share Units credited to the Participant's Share Unit Account as of the record date for such dividend had such Share Units been actual Common Shares by (B) the Fair Market Value of the Common Shares on the dividend payment date.

Section 8.        Options.

                  (a) Election of Options. At the time a Participant is notified of his or her Award of Restricted Shares or Share Units under the Plan, the Committee may in its sole discretion permit such Participant to elect to receive up to a maximum of one-third (1/3) of his or her Award in the form of Options. The Committee shall determine the number of Options to be awarded in lieu of each Restricted Share or Share Unit so selected. Such election shall be made within a period of sixty (60) days after the date of such notice (or such shorter period after the date of the Award as the Committee may specify). The date on which the Participant notifies the Company of his election in accordance with procedures established by the Committee shall be the Date of Grant for purposes of the Option. In the absence of such an election, the Award will be paid entirely in Restricted Shares or Share Units. Each Option will be evidenced by an Award Agreement as described in Section 10(a) hereof.

                  (b) Exercise Price. The exercise price under any Option shall be 100 percent of the Fair Market Value per share of the Common Shares on the Date of Grant.

                  (c) Vesting; Term of Option. Unless another vesting schedule is specified by the Committee, an Option shall become vested and exercisable on the second anniversary of its Date of Grant, provided that the Participant has been continuously employed by the Company or its Subsidiaries from the Date of Grant until such date. The Committee, in its sole discretion, may provide in an Award Agreement for any other vesting requirements with respect to an Option, including, without limitation, a longer employment period or the attainment of specified business goals or measures established by the Committee. The Committee may provide in an Award Agreement that an Option will become vested and exercisable upon the occurrence of certain events, such as the death, disability or retirement of a Participant, or upon a Change in Control. The


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Committee may also accelerate the exercisability of an Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant's employment with the Company or any Subsidiary or any other cancellation of an Option in accordance with this Plan or an Award Agreement.

                  (d) Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Company, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made, at the discretion of the Committee as specified in the Award Agreement, by (i) payment in cash or cash equivalent acceptable to the Committee, (ii) payment in Common Shares (other than Restricted Shares), that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market Value of such shares on the date of exercise, (iii) a broker-assisted "cashless exercise," (iv) a combination of the methods described above, or (v) such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

                  (e) Authorization of Reload Options. The Committee may provide in an Award Agreement for any Option for the grant of an additional option to purchase Common Shares upon the Participant's tendering of Common Shares upon exercise (and payment of withholding tax) of the underlying Option pursuant to
Section 7(d) hereof (the "Reload Option"). The Reload Option shall be for a number of Common Shares equal to the number of Common Shares tendered by the Participant pursuant to Section 7(d) hereof with respect to the underlying Option and shall have such other terms and conditions as determined by the Committee and set forth in the Award Agreement.

                  (f) Additional Restrictions. The Committee, in its sole discretion, may provide in an Award Agreement that any Common Shares issued as a result of the exercise of an Option be subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine.

                  (g) Nontransferability. Options shall be nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An Award for an Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant's family member (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement, if applicable). The transfer of a Option may be subject to such other terms and conditions


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as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

Section 9.        Change in Control.

                  The Committee may, in an Award Agreement, provide for the effect of a "Change in Control" of the Company (as defined below) on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control (i) each outstanding Option, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement and (ii) any restricted period in effect shall automatically terminate as to all Common Shares awarded pursuant to an Award of Restricted Shares.

Section 10.       Award Agreements.

                  (a) Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of Common Shares subject to the Award, the exercise price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable and the duration of the Award. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

                  (b) Forfeiture Events. The Committee may specify in an Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

Section 11.       Effective Date, Amendment and Termination.

                  (a) Effective Date; Shareholder Approval. The Plan shall become effective on the date of its adoption by the Board and approval by the Company's shareholders. At the sole discretion of the Committee, in order to comply with the

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requirements of Section 162(m) of the Code for certain types of Awards under the
Plan, the Plan shall be submitted again for approval by the shareholders of the Company at the first shareholders meeting that occurs more than 12 months after the Company's initial public offering.

                  (b) Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Company's shareholders that would allow the grant of Options at an exercise price below Fair Market Value. In addition, the Board may seek the approval of any amendment or modification by the Company's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) of the Code, the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

                  (c) Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

Section 12.       General Provisions.

                  (a) No Assignment or Transfer; Beneficiaries. Except as provided in Section 8(g) hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified under an Award following the Participant's death.

                  (b) Deferrals of Payment. Notwithstanding any other provisions of the Plan, the Committee may permit a Participant to defer the receipt of payment of cash or delivery of Common Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

                  (c) Rights as Shareholder. Except as provided in Section 6(d) hereof, a Participant shall have no rights as a holder of Common Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder

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of record of such securities. Except as provided in Section 4(b) hereof, no adjustment or other provision shall be made for dividends or other shareholder rights.

                  (d) Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Company or any Subsidiary.

                  (e) Securities Laws. No Common Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Shares may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Common Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

                  (f) Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

                  (g) Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or Common Shares by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors, to discharge its obligations under the Plan.

                  (h) Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

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                  (i) Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

                  (j) Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

                  (k) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

                  (l) Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with or take advantage of tax, securities, regulatory or other laws of foreign jurisdictions with respect to Participants who are subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan.

                  (m) Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable federal securities laws.



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